UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2020

FG FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36366	46-1119100
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

970 Lake Carillon Drive, Suite 318, St. Petersburg, FL 33716
(Address of principal executive offices, including Zip Code)

(727) 304-5666

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	FGF	The Nasdaq Stock Market LLC

8.00% Cumulative Preferred Stock, Series A, $25.00 par value per share	FGFPP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director

On December 14, 2020, Marsha G. King notified FG Financial Group, Inc. (the “Company”) that she is resigning from her role as a director of the Company’s Board of Directors (the “Board”), effective immediately. In connection with her resignation, the Board accelerated the vesting of her unvested restricted stock units (“RSUs”) that were previously awarded to her under the Company’s compensation plan for non-employee directors. The resignation was not the result of any disagreement with the Company.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendment to Certificate of Incorporation

At the Annual Meeting of Stockholders of the Company held on December 14, 2020 (the “Annual Meeting”), the Company’s stockholders approved the Fourth Amended and Restated Certificate of Incorporation (the “Amended Certificate of Incorporation”), which amended and restated the Company’s certificate of incorporation to change the Company’s name from 1347 Property Insurance Holdings, Inc. to FG Financial Group, Inc. The Amended Certificate of Incorporation became effective on December 14, 2020 upon its filing with the Delaware Secretary of State. Upon the effectiveness of the corporate name change, the Board amended and restated the Company’s Bylaws to change all references of the Company’s name therein to “FG Financial Group, Inc.”

In connection with its name change, the Company also changed the ticker symbols for its Common Stock and for its 8.00% Cumulative Preferred Stock, Series A, to FGF and FGFPP, respectively, and began trading on Nasdaq under these new ticker symbols on December 17, 2020.

Copies of the Amended Certificate of Amendment and Bylaws are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting on December 14, 2020. For more information on the following proposals submitted to shareholders, see the Company’s definitive proxy statement, dated October 30, 2020. Below are the final voting results.

Proposal No. 1 – Election of Directors.

Name	Votes For	Votes Withheld	Broker Non-Votes
D. Kyle Cerminara	3,304,972	678,526	500,978
Rita Hayes	3,308,939	674,559	500,978
Lewis M. Johnson	3,308,044	675,454	500,978
Larry G. Swets, Jr.	3,310,959	672,539	500,978
Dennis A. Wong	3,310,564	672,934	500,978
Scott D. Wollney	3,310,959	672,539	500,978

As a result of the approval by the Company’s stockholders, Ms. Hayes and Messrs. Cerminara, Johnson, Swets, Jr., Wong and Wollney were elected to serve one-year terms expiring at the 2021 Annual Meeting. Mr. E. Gray Payne continues to serve on our Board, and all of our directors, if nominated by the Board, will stand for re-election for a one-year term at the 2021 Annual Meeting.

Proposal No. 2 – Name Change Proposal.

Votes For	Votes Against	Votes Abstained
3,929,984	545,676	8,816

As discussed in Item 5.03 herein, as a result of the approval by the Company’s stockholders of an amendment and restatement to the Company’s certificate of incorporation at the Annual Meeting, the Company changed its corporate name from 1347 Property Insurance Holdings, Inc. to FG Financial Group, Inc.

Proposal No. 3 – Ratification of Independent Auditors.

Votes For	Votes Against	Votes Abstained
4,461,889	14,021	8,566

As a result of the approval by the Company’s stockholders, the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020 was ratified.

Proposal No. 4 – Advisory “Say-on-Pay” Proposal.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
3,305,838	675,575	2,085	500,978

As a result of a non-binding advisory resolution by the Company’s stockholders, the compensation of the Company’s executive officers was approved.

Proposal No. 5 – Advisory “Say-When-on-Pay” Proposal.

One Year	Two Years	Three Years	Votes Abstained	Broker Non-Votes
3,962,135	1,500	17,333	2,530	500,978

As a result of a non-binding advisory resolution by the Company’s stockholders, the frequency of the advisory stockholder vote to approve the compensation of the Company’s named executed officers was approved for every one year. Based on the results of the vote, and consistent with the Board’s recommendation, the Board has determined that future non-binding votes of shareholders to approve the compensation of the named executive officers will be submitted annually to the Company’s shareholders until the next non-binding shareholder vote on the frequency of shareholder votes on executive compensation, or until the Board otherwise determines a different frequency for such non-binding votes.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
3.1	Fourth Amended and Restated Certificate of Incorporation, effective December 14, 2020
3.2	Fourth Amended and Restated Bylaws of FG Financial Group, Inc., effective December 14, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 17, 2020

FG FINANCIAL GROUP, INC.

By:	/s/ John S. Hill
John S. Hill
Chief Financial Officer